UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 8, 2019

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Title of each class	Stock symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2019, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Edgewell Personal Care Company (the “Company”) and the Board adopted the following:

1)
Modification of the performance criteria used to trigger vesting of our Company’s performance restricted stock units (PRSEs) in connection with our Company’s long-term incentive plan (LTIP) for our Company’s named executive officers (NEOs);

2)	The fiscal 2020 bonus target as a percentage of base salary for Rod R. Little, our Company’s President and Chief Executive Officer; and

3)	Modification of the severance amount payable under our Company’s Executive Severance Plan (the “Plan) for John N. Hill, Chief Human Resources Officer.

Modification of LTIP Metrics

The Committee approved a modification of the performance criteria used to trigger vesting of our Company’s PRSEs for the award to be granted in November 2019. Vesting of the PRSEs for each of the NEOs will occur on the date that our Company releases earnings for the fiscal year ending September 30, 2022, if the performance criteria are met, subject to the Committee’s exercise of negative discretion. Prior to the November 8, 2019 meeting, the performance metrics used to trigger vesting of our Company’s PRSEs were adjusted diluted earnings per share and cumulative free cash flow as a percent of cumulative net sales. Following modification, the performance goals for the PRSEs are our Company’s (a) cumulative adjusted net sales for the three-year performance period beginning on October 1, 2019 and ending on September 30, 2022 (the “Performance Period”) (50% of the PRSE) and (b) cumulative adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the Performance Period (50% of the PRSE). The percentage of the grant vesting will range from 0% to 100% based on our Company’s performance, with payment subject to discretionary reduction by the Committee. Each NEO will vest in 25% of his or her PRSE grant if threshold performance on both metrics is achieved, 50% of his or her PRSE grant if target performance on both metrics is achieved, and up to a maximum of 100% of his or her PRSE grant if stretch performance on both metrics is achieved. Vesting of the PRSEs is subject to (a) the Committee’s determination after the end of our Company’s fiscal year 2022 that the performance objectives were met and (b) the terms of the award agreement.

Cumulative net sales means net sales determined in accordance with U.S. generally accepted accounting principles (GAAP), as publicly reported by our Company, based on our Company’s audited financial statements. Adjusted EBITDA means the sum of earnings before interest, taxes, depreciation, and amortization determined in accordance with GAAP, subject to adjustment for certain limited matters, including the effects of acquisitions, divestitures, extraordinary dividends, stock splits or stock dividends, recapitalizations, extraordinary transactions such as mergers or spin-offs, reorganizations, unusual or non-recurring non-cash accounting impacts, and costs associated with restructurings, adjusted to account for certain specified items.

Bonus Target for Rod R. Little, President and Chief Executive

The Committee and the Board approved an increase in the bonus target as a percentage of base salary from 110% to 115% for fiscal year 2020 for the Company’s President and Chief Executive Officer, Rod R. Little, under our Company’s shareholder-approved executive officer bonus plan (the Bonus Plan).

Mr. Little’s bonus, if any, will be paid by our Company in November 2020, subject to (a) the terms of the Bonus Plan, (b) the Committee’s determination that performance objectives were met and (c) Mr. Little remaining employed by our Company on such date.

Modification to Amounts Payable Under Executive Severance Plan

The Committee and the Board approved a modification to the amount of severance benefits payable to John N. Hill, the Company’s Chief Human Resources Officer, in the event of termination of his employment with the Company as a result of a Qualifying Termination. Capitalized terms used and not defined in this Current Report on Form 8-K have the respective meanings assigned to them in the Plan.

Mr. Hill shall be entitled to one and a half times his Base Salary, plus Severance Bonus, upon the occurrence of a Qualifying Termination, subject to the terms of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Marisa Iasenza
Marisa Iasenza
Chief Legal Officer

Dated: November 14, 2019